Exhibit 99.1

Scholastic Reports Fiscal 2021 First Quarter Results

NEW YORK, Sept. 24, 2020 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported financial results for the Company's fiscal first quarter ended August 31, 2020. Scholastic typically reports an operating loss and high cash utilization in its fiscal first quarter, when most U.S. schools are not in session.

Fiscal First Quarter 2021 Review
(In $ Millions)

In $ millions	First Quarter		Variance
	FY 2021	FY 2020	$	%
Revenues	$215.2	$232.6	($17.4)	(7%)
Operating income (loss)	(57.0)	(87.4)	30.4	35%
One-time items	12.0	4.3	7.7	-
Operating income (loss), excluding one-time items*	(45.0)	(83.1)	38.1	46%
* Please refer to the non-GAAP financial tables attached

Chairman's Commentary

"The successful execution of our previously announced $100 million cost savings program significantly improved the Company's quarterly operating loss and cash used in operating activities year-over-year, and preserved our strong capital position. Scholastic's trade and education businesses performed well and remain positioned for further growth, and we are proud of the work we have done to deepen our digital connections with customers, with digital billings up 15% in the quarter," said Richard Robinson, Chairman, President and Chief Executive Officer. While the first quarter is not traditionally a significant quarter for the Company's school-based distribution channels, the benefits realized from cost savings actions taken this quarter have improved our operations and should help mitigate lower revenue expectations for clubs and fairs in the second quarter as schools adapt to COVID-19 disruptions and delays. In addition, the cost savings measures should bring permanent improvements to the Company's cost structure and opportunities for substantial gains in profitability as normal sales levels return."

Mr. Robinson continued, "We continue to leverage our amazing intellectual properties in the trade and media businesses. The Ballad of Songbirds and Snakes, published at the end of May, remained on bestsellers lists throughout the summer, while our entertainment unit announced development deals for live-action feature films of beloved book series, including Caster™, Goosebumps®, Animorphs®, and The Magic School Bus®. While not reflected in our first quarter results, Dav Pilkey's Dog Man: Grime and Punishment, released on September 1st, is already the number one bestselling book overall in the U.S., Australia and Canada, and we are actively preparing for the important fall release of J.K. Rowling's first new children's book in thirteen years, The Ickabog®."

Mr. Robinson concluded, "Spurred by remote learning experiences last spring, the digital evolution in home and school education is accelerating, leading to increased sales and usage of our highly innovative and award-winning digital literacy programs, Literacy Pro™, Scholastic F.I.R.S.T. ® and W.O.R.D.™, as well as expanded adoption of the digital editions of our classroom magazines and our recently released Learn at Home for families with fun educational activities for 4-10 year olds. Sales also grew for flexible solutions like our take-home Grab and Go reading packs to prevent the 'slide' in the academic growth of young learners due to their extended period away from school. As we celebrate our 100th anniversary next month, we continue to innovate learning solutions which will meet the needs of millions of students, parents and teachers now and for years to come, while we reduce our cost base and strengthen our businesses to emerge from this crisis a nimble and more profitable company."

Revenues

First quarter revenue was $215.2 million, a decrease of 7% compared to $232.6 million in the first quarter of 2020 on lower sales in the Company's school distribution channels due to COVID-impacted delays in school openings, as well as a shift in the timing of the release, as planned, of new titles in the popular Dog Man® book series, which benefited the first quarter in the prior year period. Partially offsetting these declines were strong audio book sales in the current period and improved results across a number of education business lines, including digital product subscriptions, teaching resources, summer literacy camps and summer reading programs.

Income

Operating loss in the first quarter was $57.0 million, compared to an operating loss of $87.4 million a year ago, mainly attributable to aggressive cost savings measures taken throughout the Company, as well as lower technology-related overhead expense. Excluding one-time items, the operating loss in the first quarter was $45.0 million, a 46% improvement from the prior year period's operating loss of $83.1 million, excluding one-time items.

Net loss for the current period was $39.8 million, compared to a net loss in the prior year period of $58.5 million, an improvement of 32%. Included in this favorable comparison was a non-operating gain realized on the sale of the Company's Danbury, CT facility of $6.6 million in the current quarter. Loss per diluted share in the first fiscal quarter was $1.16 compared to a loss per diluted share of $1.68 in the first quarter of 2020. Excluding one-time items, first quarter 2021 loss per diluted share was $0.90, compared to a loss per diluted share of $1.59 in the first quarter of 2020, a 43% improvement.

Capital Position and Liquidity

Net cash used in operating activities was $26.0 million in the current fiscal quarter compared to net cash used in operating activities of $97.6 million in the first quarter of fiscal 2020. The Company had a free cash use (a non-GAAP liquidity measure defined in the accompanying tables and reconciled to net cash use) of $34.9 million in the current quarter, compared to a free cash use of $118.5 million a year ago, an improvement of 71%. The Company traditionally records a high free cash use in its first fiscal quarter when schools are closed and inventory procurement and other activities ramp up in advance of the back-to-school selling season. The Company's cost savings initiatives resulted in lower net spending as it successfully adapted to the impact on its operations in the first quarter of COVID-related delays in school re-openings and changes in school routines that resulted from these delays.

At quarter-end, the Company's cash and cash equivalents exceeded total debt by $135.6 million, compared to $186.4 million a year ago. The Company continues to believe that it has sufficient cash reserves and access to liquidity to support its FY2021 business plan.

Capital expenditures in the first quarter were $16.0 million, slightly higher than depreciation and amortization expense for the period. Partially offsetting the cash outlays for property, plant and equipment in the quarter were net proceeds realized from the sale of the Danbury facility of $12.3 million.

The Company also distributed $5.1 million in dividends in the first fiscal quarter.

Overall Results
(In $ Millions)

First Quarter FY2021	As Reported	One-Time Items	Ex. One-Times
Earnings (loss) before taxes	$ (51.8)	$ (12.0)	$ (39.8)
Interest (income) expense	1.2	-	1.2
Depreciation and amortization	16.4	-	16.4
Amortization of prepublication costs	6.3	-	6.3
Adjusted EBITDA	$ (27.9)	$ (12.0)	$ (15.9)

Net loss before taxes for the quarter ended August 31, 2020 was $51.8 million compared to a net loss before taxes of $87.1 million in the first quarter of the prior fiscal year. Adjusted EBITDA (a non-GAAP performance measure defined in the accompanying tables and reconciled to earnings (loss) before taxes) for the first fiscal quarter of 2021 was a loss of $15.9 million, compared to a loss of $61.0 million in the first quarter of 2020, a 74% improvement. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items, such as share repurchases.

Fiscal 2021 Outlook

The Company has substantially completed work on lowering its cost base by $100 million, and believes that a significant portion of these cost savings, as well as new measures being taken, should continue to favorably impact future period results. The outlook for the Company's trade and education businesses remains positive with a robust frontlist of bestselling series and authors scheduled to release over the remainder of the fiscal year and Scholastic's digital education programs and digital-only magazines gaining momentum as schools look to learning solutions which can be used at school and at home. However, delays in club orders and fair bookings will likely lead to a significant decline in revenues in the Company's Children's Book Publishing and Distribution segment in the second quarter. The Company believes that business conditions should improve in the second half of its fiscal year as schools adjust to operational changes in response to COVID-19, and we expect increasing demand for the Company's slate of flexible new services, such as our virtual and shippable fair options and home delivery of club and fair orders, as well as our safe and easy in-person fairs. Given the variability in school schedules, as well as the possibility of new COVID outbreaks and their potential impact on schools, Scholastic is not providing a financial outlook for fiscal year 2021.

Segment Results

All comparisons detailed in this section refer to operating results for the first quarter ended August 31, 2020 versus the first quarter ended August 31, 2019.

Children's Book Publishing and Distribution

In $ millions	First Quarter
	2021	2020	$ Change	% Change
Revenue
Book Clubs	$ 5.8	$ 8.0	$ (2.2)	(28%)
Book Fairs	13.2	27.5	(14.3)	(52%)
Trade	71.9	74.1	(2.2)	(3%)
Total revenue	90.9	109.6	(18.7)	(17%)
Operating income / (loss)	(29.2)	(41.7)	12.5	30%
Operating income / (loss), before one-time items*	(29.2)	(41.7)	12.5	30%
* Please refer to the non-GAAP financial tables attached

First quarter segment revenues decreased $18.7 million, or 17%, to $90.9 million, as schools in the U.S. remained closed in the early part of the fiscal quarter as a result of the coronavirus lockdown and encountered delayed re-openings in the latter part of the quarter. These actions affected the Company's club and fair channels, where combined revenues fell $16.5 million, as compared to the prior year period. The slight drop-off in consolidated trade revenues was primarily due to a year-over-year difference in the scheduled on-sale dates for books in the best-selling Dav Pilkey Dog Man series. The prior year period benefited from the August 2019 release of Dog Man: For Whom the Ball Rolls, while this season's publication of Dog Man: Grime and Punishment became available for sale on September 1st, after the fiscal quarter-end. Partially offsetting this timing difference was the market response to a strong trade frontlist including: The Ballad of Songbirds and Snakes (The Hunger Games #4); The Baby-Sitters Club® Graphix #8: Logan Likes Mary Anne!; Captain Underpants and the Revolting Revenge of the Radioactive Robo-Boxers (Color Edition); The Bad Guys in the Dawn of the Underlord (The Bad Guys® #11); Karen's Roller Skates (Baby-Sitters Little Sister® Graphic Novel #2); Forget Me Nat (Nat Enough #2), and You Should See Me in a Crown by best-selling author Leah Johnson, which was the first young adult novel picked by Reese Witherspoon's Book Club. Additionally, workbooks in the Company's Scholastic Early Learners™ and BOB Books® lines were major sellers as parents look for engaging educational materials for their children learning at home. Segment operating loss improved by $12.5 million, or 30%, compared to last year reflecting the aggressive actions taken to reduce operating costs and the temporary closure of fair distribution facilities.

Education

In $ millions	First Quarter
	2021	2020	$ Change	% Change
Revenue	$ 53.6	$ 48.4	$ 5.2	11%
Operating income / (loss)	(2.2)	(13.4)	11.2	84%
Operating income / (loss), before one-time items*	(2.2)	(13.4)	11.2	84%
* Please refer to the non-GAAP financial tables attached

For the current fiscal quarter, segment revenue was $53.6 million, compared to $48.4 million a year ago, an 11% increase. The improved results were driven by higher sales of the Company's instructional programs, including Scholastic's Summer LitCamp® partnership with BellXcel® Summer, and our line of Grab and Go summer reading packs, both of which encourage students to develop social and emotional learning and accelerate critical reading and writing skills. Digital revenues also rose in the current period, including a sale to LAUSD for Scholastic Literacy Pro and F.I.R.S.T., our digital programs for independent reading and foundational reading skills, respectively. Scholastic's teaching resources business reported increased volumes for its First Little Readers™ packs and teaching guides and Jumbo and Summer Express activity books, as well as its Teachables™ teacher-created lesson plans and activity sheets, which saw a 21% increase in its subscriber base versus the prior year period. Segment operating loss was $2.2 million, an $11.2 million, or 84%, improvement versus the prior year period, on the contribution from higher revenues and effective cost savings measures taken in the current quarter.

International

In $ millions	First Quarter
	2021	2020	$ Change	% Change
Revenue	$ 70.7	$ 74.6	$ (3.9)	(5%)
Operating income / (loss)	5.2	(3.7)	8.9	*
Operating income / (loss), before one-time items*	6.2	(3.7)	9.9	*
* Please refer to the non-GAAP financial tables attached

First quarter segment revenues were $70.7 million, down $3.9 million, or 5%, as compared to the first quarter of fiscal 2020, with lower volumes reported in book fair channels across the Company's major markets in Canada, Australia and the U.K., primarily due to school closings in the current period, as well as lower sales in the Company's direct sales business in Asia, partially offset by stronger trade publishing globally. Australia book clubs performed well, reporting year-over-year gains, despite new lockdown measures amid a spike in confirmed COVID cases in the quarter. International recorded operating income of $5.2 million, a $8.9 million improvement as compared to an operating loss of $3.7 million in the prior period due to cost containment in labor and operations. Excluding one-time severance charges taken in the current quarter, the segment's adjusted operating income was $6.2 million.

Overhead

In $ millions	First Quarter
	2021	2020	$ Change	% Change
Overhead expense	$ 30.8	$ 28.6	$ (2.2)	(8%)
Overhead expense, excluding one-time items*	19.8	24.3	4.5	19%
* Please refer to the non-GAAP financial tables attached

Corporate overhead for the first fiscal quarter was $19.8 million, excluding one-time items of $11.0 million, pre-tax, which compared favorably with the $24.3 million recorded in the prior year period, after excluding $4.3 million in one-time items. The lower overhead expense in the current fiscal quarter was primarily due to lower labor expenses and other operational savings across multiple cost centers related to the Company's previously announced program to reduce costs, as well as lower technology-related spend in the current quarter. Non-recurring items reflected in overhead in the current period included $11.0 million in pre-tax severance associated with the Company's current cost savings and restructuring programs.

Dividend

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the second quarter of fiscal 2021. The dividend is payable on December 15, 2020 to shareholders of record as of the close of business on October 30, 2020.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations including, as noted above, "Adjusted EBITDA" and "Free Cash Use". Please refer to the non-GAAP financial tables attached to this press release for supporting details on one-time items and the use of non-GAAP financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Investor Conference Call

The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, September 24, 2020. Scholastic's Chairman, President and CEO, Richard Robinson, and Kenneth Cleary, the Company's Chief Financial Officer, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, www.scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted to the Company's investor relations webpage at www.investor.scholastic.com. An audio-only replay of the call will be available by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 8359084. The recording will be available through Friday, October 2, 2020.

About Scholastic

For 100 years, Scholastic Corporation (NASDAQ: SCHL) has been encouraging the personal and intellectual growth of all children, beginning with literacy. Having earned a reputation as a trusted partner to educators and families, Scholastic is the world's largest publisher and distributor of children's books, a leading provider of literacy curriculum, professional services, and classroom magazines, and a producer of educational and entertaining children's media. The Company creates and distributes bestselling books and e-books, print and technology-based learning programs for pre-K to grade 12, and other products and services that support children's learning and literacy, both in school and at home. With 15 international operations and exports to 165 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including those arising from the continuing impact of COVID-19 related measures taken by governmental authorities or suppliers or customers which may curtail or otherwise adversely affect certain of the Company's business operations, and the conditions of the children's book and educational materials markets generally and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

			Table 1
Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except per share data)

	THREE MONTHS ENDED
	08/31/20	08/31/19

Revenues	$215.2	$232.6

Operating costs and expenses:
Cost of goods sold	123.2	137.1
Selling, general and administrative expenses (1)	132.1	165.9
Bad debt expense	1.4	1.6
Depreciation and amortization	15.5	15.4

Total operating costs and expenses	272.2	320.0

Operating income (loss)	(57.0)	(87.4)

Interest income (expense), net	(1.2)	0.7
Other components of net periodic benefit (cost)	(0.2)	(0.4)
Gain (loss) on sale of assets and other (2)	6.6	-

Earnings (loss) before income taxes	(51.8)	(87.1)

Provision (benefit) for income taxes(3)	(12.0)	(28.6)

Net income (loss)	(39.8)	(58.5)

Less: Net income (loss) attributable to noncontrolling interests	0.0	0.0

Net income (loss) attributable to Scholastic Corporation	($39.8)	($58.5)

Basic and diluted earnings (loss) per share of Class A and Common Stock (4)
Basic	($1.16)	($1.68)
Diluted	($1.16)	($1.68)

Basic weighted average shares outstanding	34,258	34,871
Diluted weighted average shares outstanding	34,393	35,174

(1)

In the three months ended August 31, 2020, the Company recognized pretax severance of $12.0. In the three months ended August 31, 2019, the Company recognized pretax severance of $2.8 and a pretax settlement expense of $1.5.

(2)	In the three months ended August 31, 2020, the Company recognized pretax gain on the sale of its Danbury facility of $6.6.

(3)	In the three months ended August 31, 2020 and August 31, 2019, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $3.1 and $1.2, respectively.

(4)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

			Table 2
Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	THREE MONTHS ENDED
	08/31/20	08/31/19	Change

Children's Book Publishing and Distribution
Revenues
Book Clubs	$5.8	$8.0	($2.2)	(28%)
Book Fairs	13.2	27.5	(14.3)	(52%)
Consolidated Trade	71.9	74.1	(2.2)	(3%)
Total revenues	90.9	109.6	(18.7)	(17%)
Operating income (loss)	(29.2)	(41.7)	12.5
Operating margin	-	-

Education
Revenues	53.6	48.4	5.2	11%
Operating income (loss)	(2.2)	(13.4)	11.2
Operating margin	-	-

International
Revenues	70.7	74.6	(3.9)	(5%)
Operating income (loss)	5.2	(3.7)	8.9
Operating margin	7.4%	-

Overhead expense	30.8	28.6	(2.2)	(8%)

Operating income (loss)	($57.0)	($87.4)	$30.4

				Table 3
Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items

		08/31/20	08/31/19

Continuing Operations
	Cash and cash equivalents	$355.5	$199.4
	Accounts receivable, net	219.6	226.1
	Inventories, net	323.2	403.6
	Accounts payable	168.3	226.4
	Accrued royalties	56.2	63.3
	Lines of credit and current portion of long-term debt	19.9	13.0
	Long-term debt	200.0	-
	Total debt	219.9	13.0
	Total finance lease liabilities	11.8	11.1
	Net debt (1)	(135.6)	(186.4)

Total stockholders' equity		1,147.4	1,196.7

Selected Cash Flow Items

		THREE MONTHS ENDED
		08/31/20	08/31/19

	Net cash provided by (used in) operating activities	($26.0)	($97.6)
	Add: Net proceeds from sale of assets	12.3	0.0
	Less: Additions to property, plant and equipment	16.0	13.5
	Pre-publication expenditures	5.2	7.4

	Free cash flow (use) (2)	($34.9)	($118.5)

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances) and cash acquired through acquisitions and from sale of assets, reduced by spending on property, plant and equipment and prepublication costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

						Table 4
Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	08/31/20	items	One-time items	08/31/19	items	One-time items

Revenues	$215.2	$0.0	$215.2	$232.6	$0.0	$232.6

Operating costs and expenses:
Cost of goods sold	123.2	-	123.2	137.1	-	137.1
Selling, general and administrative expenses (1)	132.1	(12.0)	120.1	165.9	(4.3)	161.6
Bad debt expense	1.4	-	1.4	1.6	-	1.6
Depreciation and amortization	15.5	-	15.5	15.4	-	15.4

Total operating costs and expenses	272.2	(12.0)	260.2	320.0	(4.3)	315.7

Operating income (loss)	(57.0)	12.0	(45.0)	(87.4)	4.3	(83.1)

Interest income (expense), net	(1.2)	-	(1.2)	0.7	-	0.7
Other components of net periodic benefit (cost)	(0.2)	-	(0.2)	(0.4)	-	(0.4)
Gain (loss) on sale of assets and other (2)	6.6	-	6.6	-	-	-

Earnings (loss) before income taxes	(51.8)	12.0	(39.8)	(87.1)	4.3	(82.8)

Provision (benefit) for income taxes(3)	(12.0)	3.1	(8.9)	(28.6)	1.2	(27.4)

Net income (loss)	(39.8)	8.9	(30.9)	(58.5)	3.1	(55.4)

Less: Net income (loss) attributable to noncontrolling interests	0.0	-	0.0	0.0	-	0.0

Net income (loss) attributable to Scholastic Corporation	($39.8)	$8.9	($30.9)	($58.5)	$3.1	($55.4)

Diluted earnings (loss) per share	($1.16)	$0.26	($0.90)	($1.68)	$0.09	($1.59)

(1)

In the three months ended August 31, 2020, the Company recognized pretax severance of $12.0. In the three months ended August 31, 2019, the Company recognized pretax severance of $2.8 and a pretax settlement expense of $1.5.

(2)						In the three months ended August 31, 2020, the Company recognized pretax gain on the sale of its Danbury facility of $6.6.

(3)						In the three months ended August 31, 2020 and August 31, 2019, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $3.1 and $1.2, respectively.

		Table 5
Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	THREE MONTHS ENDED
	08/31/20	08/31/19

Earnings (loss) before income taxes as reported	($51.8)	($87.1)
One-time items before income taxes	12.0	4.3
Earnings (loss) before income taxes excluding one-time items	(39.8)	(82.8)

Interest (income) expense	1.2	(0.7)
Depreciation and amortization(1)	16.4	16.1
Amortization of prepublication costs	6.3	6.4

Adjusted EBITDA(2)	($15.9)	($61.0)

(1)

For the three months ended August 31, 2020 and August 31, 2019, amounts include depreciation of $0.8 and $0.6, respectively, recognized in cost of goods sold, amortization of deferred financing costs of $0.1 and $0.1, respectively, and amortization of capitalized cloud software of $0.0 and $0.0, respectively, recognized in selling, general and administrative expenses.

(2)

Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

							Table 6
Scholastic Corporation
Segment Results - Supplemental
Excluding One-Time Items
(Unaudited)
(In $ Millions)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		08/31/20	items	One-time items	08/31/19	items	One-time items

	Children's Book Publishing and Distribution
	Revenues
	Book Clubs	$5.8		$5.8	$8.0		$8.0
	Book Fairs	13.2		13.2	27.5		27.5
	Consolidated Trade	71.9		71.9	74.1		74.1
	Total Revenues	90.9		90.9	109.6		109.6
	Operating income (loss)	(29.2)	-	(29.2)	(41.7)	-	(41.7)
	Operating margin	-		-	-		-

	Education
	Revenues	53.6		53.6	48.4		48.4
	Operating income (loss)	(2.2)	-	(2.2)	(13.4)	-	(13.4)
	Operating margin	-		-	-		-

	International
	Revenues	70.7		70.7	74.6		74.6
	Operating income (loss) (1)	5.2	1.0	6.2	(3.7)	-	(3.7)
	Operating margin	7.4%		8.8%	-		-

	Overhead expense (2)	30.8	(11.0)	19.8	28.6	(4.3)	24.3

	Operating income (loss)	($57.0)	$12.0	($45.0)	($87.4)	$4.3	($83.1)

(1)	In the three months ended August 31, 2020, the Company recognized pretax severance of $1.0.

(2)

In the three months ended August 31, 2020, the Company recognized pretax severance of $11.0. In the three months ended August 31, 2019, the Company recognized pretax severance of $2.8 and a pretax settlement expense of $1.5.

CONTACT: Scholastic Corporation: Investors: Gil Dickoff, (212) 343-6741 investor_relations@scholastic.com; Media: Brittany Sullivan, (212) 343-4848 bsullivan@scholastic.com